UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2017

PAPERWEIGHT DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-82084-01	39-2014992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

825 East Wisconsin Avenue, P.O. Box 359,

Appleton, Wisconsin 54912-0359

(Address of principal executive offices) (zip code)

920-734-9841

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Chapter 11 Filings

As previously disclosed, on October 1, 2017, Paperweight Development Corp. (the “Company”) and substantially all of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Petitions”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”, and the petitions for relief therein, the “Chapter 11 Filings”).

The Debtors have obtained Bankruptcy Court authorization to jointly administer the Chapter 11 cases (the “Chapter 11 Cases”) under the caption “In re Appvion, Inc., et al.” Case No. 17-12082.

DIP Financing

In connection with the Chapter 11 Filings, on October 2, 2017, the Company entered into a Superpriority Senior Debtor-in-Possession Credit Agreement (the “DIP Facility”), by and among Appvion, Inc. (“Appvion”), the Company, the lenders and backstop party thereto, Wilmington Trust, National Association, as administrative agent, and PJT Partners LP, as lead arranger, relating to a superpriority secured credit facility in an aggregate principal amount of approximately $325.2 million. On October 3, 2017, the Bankruptcy Court entered an Interim Order (the “Interim Order”) approving the Company and Appvion’s entry into the DIP Facility and authorizing the extension of up to $65 million in new money credit under the DIP Facility on an interim basis. The DIP Facility consists of: (i) new money commitments in the aggregate principal amount of $85 million and (ii) a roll-up of existing first lien loans in the aggregate principal amount of $240.2 million. Following the entry of the Interim Order and satisfaction of certain conditions to closing, on October 4, 2017, up to $65 million in new money credit under the DIP Facility became available to the Company on an interim basis, with the remaining amount under the loans to be available on a final basis following entry of a final order of the Bankruptcy Court authorizing the extensions of credit under the DIP Facility on a final basis (the “Final Order”). The DIP Facility is being entered into for working capital and general corporate purposes consistent with a budget, to refinance indebtedness under the Company’s existing first lien credit facility, cash collateralize existing letters of credit and to repay obligations under its accounts receivable facility and to pay fees, costs and expenses incurred in connection with the transactions contemplated by, and other administration costs incurred in connection with, the Chapter 11 Filings and the DIP Facility.

The DIP Facility has a term of nine (9) months from the closing date.

Borrowings under the DIP Facility bear interest at a rate equal to, at the Company’s option, either (i) a eurodollar borrowing rate for a specified interest period plus, for new money term loans, approximately 9.25% per annum, or for roll-up loans, approximately 6.50% per annum or (ii) a base rate plus, for new money term loans, approximately 8.25% per annum, or for roll-up loans, approximately 5.50% per annum. If an event of default occurs under the DIP Facility, the applicable interest rate will increase by 2.00% per annum during the continuance of such event of default. In addition, the roll-up loans will be subject to a eurodollar floor of 1.00% per annum and a base rate floor of 2.25% per annum and the new money loans will be subject to a eurodollar floor of 1.00% per annum and a base rate floor of 2.00% per annum.

The Company and Appvion will pay commitment fees for the unused amount of commitments under the DIP Facility at an annual rate equal to 0.5% of the unused new money commitments, as well as a 2.675% backstop fee on a portion of the new money commitments, as well as a 2.00% upfront fee, a 1.50% exit fee and a 0.4875% arranger fee, in each case on the full amount of new money term loans.

Consistent with the prepayment provision applicable under Appvion’s prepetition credit facility, Appvion will have the right, subject to minimum prepayment amounts, to prepay the roll-up loans under the DIP Facility at any time, subject to payment of a payment premium of 1.5% for any prepayment occurring prior to June 28, 2019. The DIP Facility is subject to mandatory prepayments equal to 100% of the net cash proceeds received from (i) the incurrence of indebtedness not permitted by the DIP Facility, (ii) casualty insurance or condemnation awards, (iii) certain environmental indemnification agreements and (iv) sales, recoveries or other dispositions of any collateral (except in the ordinary course of business and certain cost-cutting transactions).

The Company and certain subsidiaries of the Company, including Appvion Canada, Ltd., APVN Holdings LLC, and Appvion Receivables Funding I LLC, have agreed to guarantee borrowings under the DIP Facility. The obligations under the DIP Facility constitute, subject to carve-outs for certain fees and expenses, superpriority administrative expense claims in the Chapter 11 Filings, secured by a perfected first priority security interest and liens on the collateral of the Company and the other loan parties, which includes most inventory, accounts receivable, bank accounts, general intangibles and certain other assets of the loan parties to the DIP Facility, to the extent not subject to certain existing third party liens, and a perfected junior security interest and liens on such collateral, to the extent subject to certain existing third party liens.

The DIP Facility contains provisions requiring the attainment of various milestones regarding a plan of reorganization to be submitted in connection with the Chapter 11 Cases, including an acceptable plan of reorganization becoming effective within 270 days of the petition date.

The DIP Facility also includes representations, affirmative covenants and other negative covenants that are customary for DIP facilities of this type, including covenants that, subject to exceptions described in the DIP Facility, restrict the ability of Paperweight and Appvion and its subsidiaries: (i) to incur additional indebtedness; (ii) to make investments; (iii) to make distributions, loans or transfers of assets; (iv) to enter into, create, incur, assume or suffer to exist any liens; (v) to sell assets; (vi) to enter into transactions with affiliates; (vii) to merge or consolidate with, or dispose of all or substantially all assets to, a third party; (viii) to make acquisitions; (ix) to make expenditures in excess of certain prescribed amounts set forth in the DIP Facility; (x) to prepay indebtedness; (xi) to pay dividends; (xii) to pay expenses or make other disbursements other than as set forth in an approved budget, subject to certain permitted variances; or (xiv) to take certain bankruptcy-related actions.

The DIP Facility also includes customary events of default, including payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, cross-default to other material indebtedness, voluntary and involuntary bankruptcy proceedings of non-Debtor subsidiaries, material money judgments, certain change of control events, certain bankruptcy-related matters, failure to perform in accordance with the budget, failure to achieve certain milestones in respect of the Chapter 11 Cases and other customary events of default. The events of default are subject to certain exceptions and cure rights.

The foregoing summary of the DIP Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the DIP Facility and the Guarantee and Collateral Agreements, copies of which are filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Forward-Looking Statements

In this report, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are not guarantees of results, and actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that could cause material impacts on the Company’s historical or anticipated financial results. Although the Company believes that in making any such forward-looking statement its expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under “Risk Factors” and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by the Company and the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements:

•	the Debtors’ ability to obtain the approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 Cases and the outcomes of Bankruptcy Court rulings and the Chapter 11 Cases in general;

•	the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Filings and any additional strategies that the Debtors may employ to address their liquidity and capital resources;

•	the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases; and

•	restrictions on the Debtors due to the terms of any debtor-in-possession credit facility that the Debtors may enter into in connection with the Chapter 11 Cases and restrictions imposed by the Bankruptcy Court.

Many of these factors are beyond the Company’s ability to control or predict. Given these uncertainties, you should not place undue reliance on the forward-looking statements. All such statements speak only as of the date made, and the Company disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Superpriority Senior Debtor-in-Possession Credit Agreement, dated as of October 2, 2017, by and among Appvion, Inc., as the Borrower, the Company, as Holdings, Wilmington Trust, National Association, as Administrative Agent and the other Lenders party thereto, and PJT Partners LP, as sole lead arranger.

10.2	Guarantee and Collateral Agreement, dated as of October 4, 2017, by the Company, Appvion, Inc., and certain of its Subsidiaries in favor of Wilmington Trust, National Association, as Administrative Agent.

10.3	Guarantee and Collateral Agreement, dated as of October 4, 2017, by Appvion Canada, Ltd., in favor of Wilmington Trust, National Association, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2017

PAPERWEIGHT DEVELOPMENT CORP.

By:	/s/ Kevin M. Gilligan
Kevin M. Gilligan President and Chief Executive Officer
Date:	October 6, 2017